EXHIBIT 22.2

SEABRIDGE GOLD INC.

9th Floor, 100 University Avenue
Toronto, ON M5J 2Y1
www.computershare.com

Contact us at:
www.computershare.com/service

MR A SAMPLE DESIGNATION (IF ANY) ADD1 ADD2 ADD3 ADD4 ADD5	ASXQ Security Class 123 Holder Account Number C1234567890 XXX 999999999999 C01 1

PROXY

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF SEABRIDGE GOLD INC. (the "Company")

TO BE HELD AT The Albany Club, 91 King Street East, Toronto, Ontario, Canada M5C 1G3 on Wednesday, May 17, 2006, AT 4:30 PM (Toronto time).

The undersigned registered shareholder (“Registered Shareholder”) of the Company hereby appoints, RUDI FRONK, a Director of the Company, or failing this person, JAMES ANTHONY, a Director of the Company, or in the place of the foregoing, ______________________________ as proxyholder for and on behalf of the Registered Shareholder with the power of substitution to attend, act and vote for and on behalf of the Registered Shareholder in respect of all matters that may properly come before the Meeting of the Registered Shareholders of the Company and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Registered Shareholder were present at the said Meeting, or any adjournment thereof.

The Registered Shareholder hereby directs the proxyholder to vote the securities of the Company registered in the name of the Registered Shareholder as specified herein.

Resolutions (For full detail of each item, please see the enclosed Notice of Meeting and Management Proxy Circular). Please indicate your voting preference by marking an “X” in the space provided.

		For	Against
1.	To fix the number of Directors at eight (8)
		For	Withhold
2.	To elect as Director, James S. Anthony
3.	To elect as Director, A. Frederick Banfield
4.	To elect as Director, William M. Calhoun
5.	To elect as Director, Thomas C. Dawson
6.	To elect as Director, Henry Z. Fenig
7.	To elect as Director, Louis J. Fox
8.	To elect as Director, Rudi P. Fronk
9.	To elect as Director, Eliseo Gonzalez-Urien
10.	To appoint KPMG LLP as Auditors of the Company
		For	Against
11.	To authorize the Directors to fix the Auditors remuneration
12.	To approve an increase in the number of shares reserved for issue under the Company's Stock Option Plan by 600,000 shares
13.	To approve grants of 875,000 stock options in total to directors and officers as more particularly set out in the Management Proxy Circular in respect of the Meeting
14.	To transact such other business as may properly come before the Meeting

The undersigned Registered Shareholder hereby revokes any proxy previously given to attend and vote at said Meeting.

SIGN HERE:	Date:
Please Print Name:

THIS PROXY FORM IS NOT VALID UNLESS IT IS SIGNED. SEE IMPORTANT INFORMATION AND INSTRUCTIONS ON REVERSE

1PRXWF

INSTRUCTIONS FOR COMPLETION OF PROXY

1.	This Proxy is solicited by the Management of the Company.

2.
This form of proxy (“Instrument of Proxy”) must be signed by you, the Registered Shareholder, or by your attorney duly authorized by you in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany the Instrument of Proxy.

3.	If this Instrument of Proxy is not datedin the space provided, it is deemed to bear the date on which it was mailed to you, the Registered Shareholder, by Computershare.

4.	A Registered Shareholder who wishes to attend the Meeting and vote on the resolutions in person, may simply register with the scrutineers before the Meeting begins.

5.	A Registered Shareholder who is not able to attend the Meeting in person but wishes to vote on the resolutions, may do the following:

(a)
appoint one of the management proxyholders named on the Instrument of Proxy, by leaving the wording appointing a nominee as is (i.e. do not strike out the management proxyholders shown and do not complete the blank space provided for the appointment of an alternate proxyholder). Where no choice is specified by a Registered Shareholder with respect to a resolution set out in the Instrument of Proxy, a management appointee acting as a proxyholder will vote in favour of each matter identified on this Instrument of Proxy and for the nominees of management for directors and auditor as identified in this Instrument of Proxy;

OR

(b)
appoint another proxyholder, who need not be a Registered Shareholder of the Company, to vote according to the Registered Shareholder’s instructions, by striking out the management proxyholder names shown and inserting the name of the person you wish to represent you at the Meeting in the space provided for an alternate proxyholder. If no choice is specified, the proxyholder has discretionary authority to vote as the proxyholder sees fit.

6.
The securities represented by this Instrument of Proxy will be voted or withheld from voting in accordance with the instructions of the Registered Shareholder on any poll of a resolution that may be called for and, if the Registered Shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. Further, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

If a Registered Shareholder has submitted an Instrument of Proxy, the Registered Shareholder may still attend the Meeting and may vote in person. To do so, the Registered Shareholder must record his/her attendance with the scrutineers before the commencement of the Meeting and revoke, in writing, the prior votes.

To be represented at the Meeting, this proxy form must be received at the office of Computershare no later than forty eight (48) hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting, or adjournment thereof or may be accepted by the Chairman of the Meeting prior to the commencement of the Meeting. The mailing address is:

Computershare Investor Services
Proxy Dept. 100 University Avenue 9th Floor
Toronto Ontario, Canada M5J 2Y1
Fax: Within North America: 1-866-249-7775 Outside North America: (416) 263-9524